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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                     STATE OF INCORPORATION OR
       SUBSIDIARY                         ORGANIZATION
       ----------                    -------------------------
Hotels.com, L.P.                              Texas
TravelNow.com, Inc.                           Delaware
AceNet Travel Network LLC                     New Jersey
Room Finders, Inc.                            Louisiana
HRN Marketing Services, Inc.                  Delaware
HRN France SAS                                France
Hotels.com Asia Pacific Ltd.                  Hong Kong